Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-290665 and 333-290665-01

This pricing supplement, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933.  This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Securities in any country or jurisdiction where such an offer would not be permitted.

Preliminary Pricing Supplement

Subject To Completion, dated March 26, 2026

(To Prospectus dated December 8, 2025,

Series A Prospectus Supplement dated December 8, 2025 and

Product Supplement No. WF-1 dated December 8, 2025)

BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

■Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF (each referred to as an “Underlying”)

■Unlike ordinary debt securities, the Securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below.  Whether the Securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the Fund Closing Price of the Lowest Performing Underlying on the relevant Call Date.  The Lowest Performing Underlying on any Call Date is the Underlying that has the lowest Fund Closing Price on that Call Date as a percentage of its Starting Value

■Automatic Call.  If the Fund Closing Price of the Lowest Performing Underlying on any Call Date is greater than or equal to its Starting Value, the Securities will be automatically called for the principal amount plus the Call Premium applicable to that Call Date. The Call Premium applicable to each Call Date will be a percentage of the principal amount that increases for each Call Date based on a simple (non-compounding) return of at least approximately 26.00% per annum (to be determined on the Pricing Date). Please see "Terms of the Securities – Call Dates and Call Premiums" below for the Call Dates and Call Premiums

■Maturity Payment Amount. If the Securities are not automatically called, you will receive a Maturity Payment Amount that could be equal to or less than the principal amount per Security depending on the Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day as follows:

■If the Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day is less than its Starting Value, but greater than or equal to its Threshold Value, you will receive the principal amount of your Securities

■If the Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will have full downside exposure to the decrease in the value of the Lowest Performing Underlying from its Starting Value, and you will lose more than 30%, and possibly all, of the principal amount of your Securities.

■The Threshold Value for each Underlying is 70% of its Starting Value

■Investors may lose a significant portion, or all, of the principal amount

■ Your return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Call Date. You will not benefit in any way from the performance of the better performing Underlyings. Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably

■Any positive return on the Securities will be limited to the applicable Call Premium, even if the Fund Closing Price of the Lowest Performing Underlying on the applicable Call Date significantly exceeds its Starting Value. You will not participate in any appreciation of any Underlying beyond the applicable fixed Call Premium

■All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities

■Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is expected to be between $904.25 and $964.25 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Selected Risk Considerations” beginning on page PS-8 of this pricing supplement and “Structuring the Securities” on page PS-36 of this pricing supplement for additional information.

The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Selected Risk Considerations” beginning on page PS-8 herein and “Risk Factors” beginning on page PS-6 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$25.75	$974.25
Total

(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Terms of the Securities—Selling Agents” in this pricing supplement for further information.

(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or one of its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Terms of the Securities

Issuer:	BofA Finance LLC.
Guarantor:	BAC.
Underlyings:

The State Street® Energy Select Sector SPDR® ETF (Bloomberg symbol: “XLE”), the State Street® Utilities Select Sector SPDR® ETF (Bloomberg symbol: “XLU”) and the VanEck® Semiconductor ETF (Bloomberg symbol: “SMH”), each an exchange-traded fund.

Pricing Date*:	April 2, 2026.
Issue Date*:	April 8, 2026.
Maturity Date*:

April 5, 2030, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”. The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Automatic Call:

If the Fund Closing Price of the Lowest Performing Underlying on any Call Date is greater than or equal to its Starting Value, the Securities will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount per Security plus the Call Premium applicable to the relevant Call Date. The last Call Date is the Final Calculation Day, and payment upon an automatic call on the Final Calculation Day, if applicable, will be made on the Maturity Date.

Any positive return on the Securities will be limited to the applicable Call Premium, even if the Fund Closing Price of the Lowest Performing Underlying on the applicable Call Date significantly exceeds its Starting Value. You will not participate in any appreciation of any Underlying beyond the applicable Call Premium.

If the Securities are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Securities after such Call Settlement Date.  You will not receive any notice from us if the Securities are automatically called.

Call Dates* and Call Premiums:

The Call Premium applicable to each Call Date will be a percentage of the principal amount that increases for each Call Date based on a simple (non-compounding) return of at least approximately 26.00% per annum (to be determined on the Pricing Date).

The actual Call Premium and payment per Security upon an automatic call that is applicable to each Call Date will be determined on the Pricing Date and will be at least the amounts specified in the table below.

Call Date

Call Premium

Payment per Security upon an Automatic Call

April 8, 2027

At least 26.00% of the principal amount

At least $1,260.00

July 8, 2027

At least 32.50% of the principal amount

At least $1,325.00

October 8, 2027

At least 39.00% of the principal amount

At least $1,390.00

January 10, 2028

At least 45.50% of the principal amount

At least $1,455.00

April 10, 2028

At least 52.00% of the principal amount

At least $1,520.00

July 10, 2028

At least 58.50% of the principal amount

At least $1,585.00

October 9, 2028

At least 65.00% of the principal amount

At least $1,650.00

January 8, 2029

At least 71.50% of the principal amount

At least $1,715.00

April 9, 2029

At least 78.00% of the principal amount

At least $1,780.00

July 9, 2029

At least 84.50% of the principal amount

At least $1,845.00

October 8, 2029

At least 91.00% of the principal amount

At least $1,910.00

January 8, 2030

At least 97.50% of the principal amount

At least $1,975.00

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

April 2, 2030

At least 104.00% of the principal amount

At least $2,040.00

We refer to April 2, 2030 as the “Final Calculation Day.”

The Call Dates are subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”.

Call Settlement Date:

Three business days after the applicable Call Date (as each such Call Date may be postponed as described below in “—Market Disruption Events and Postponement Provisions”, if applicable); provided that the Call Settlement Date for the last Call Date is the Maturity Date.

Maturity Payment Amount:

If the Securities are not automatically called, you will be entitled to receive on the Maturity Date a cash payment per Security in U.S. dollars equal to the Maturity Payment Amount. The “Maturity Payment Amount” per Security will equal:

•if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Starting Value but greater than or equal to its Threshold Value:
         $1,000; or

•if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value:

$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

If the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will lose more than 30%, and possibly all, of the principal amount of your Securities on the Maturity Date.

Lowest Performing Underlying:	For any Call Date, the “Lowest Performing Underlying” will be the Underlying with the lowest Performance Factor on that Call Date.
Performance Factor:	With respect to an Underlying on any Call Date, its Fund Closing Price on such Call Date divided by its Starting Value (expressed as a percentage).
Fund Closing Price:

With respect to each Underlying, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.

Starting Value:

With respect to the State Street® Energy Select Sector SPDR® ETF:  $       , its Fund Closing Price on the Pricing Date.

With respect to the State Street® Utilities Select Sector SPDR® ETF: $         , its Fund Closing Price on the Pricing Date.

With respect to the VanEck® Semiconductor ETF: $        , its Fund Closing Price on the Pricing Date.

Ending Value:	With respect to each Underlying, its Fund Closing Price on the Final Calculation Day.
Threshold Value:

With respect to the State Street® Energy Select Sector SPDR® ETF: $        , which is equal to 70% of its Starting Value.

With respect to the State Street® Utilities Select Sector SPDR® ETF: $        , which is equal to 70% of its Starting Value.

With respect to the VanEck® Semiconductor ETF: $        , which is equal to 70% of its Starting Value.

Market Disruption Events and Postponement Provisions:

Each Call Date (including the Final Calculation Day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the Call Dates and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Call Date (including the Final Calculation Day) is a “calculation day” and each Call Settlement Date (including the Maturity Date) is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund —Market Disruption Events” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agents:

BofAS and Wells Fargo Securities, LLC (“WFS”).

Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $25.75 per Security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $20.00 per Security. In addition to the concession allowed to WFA, WFS may pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.

In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the four-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this four-month period.  If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.  If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

Events of Default and Acceleration:

If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration” on page 51 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities—Maturity Payment Amount” above, calculated as though the date of acceleration were the Final Calculation Day of the Securities; provided that if the Fund Closing Price of the Lowest Performing Underlying on the date of acceleration is equal to or greater than its Starting Value, then the Maturity Payment Amount will be calculated using a call premium that is prorated to the date of acceleration. In case of a default in the payment of the Securities, whether at their maturity or upon acceleration, the Securities will not bear a default interest rate.

Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:	09711QNC3
* Subject to change

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Additional Information about BofA Finance, the Guarantor and the Securities

The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:

•Product Supplement No. WF-1 dated December 8, 2025:

https://www.sec.gov/Archives/edgar/data/70858/000119312525311329/d51848d424b2.htm

•Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025:

https://www.sec.gov/Archives/edgar/data/70858/000119312525310920/d51586d424b3.htm

These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Investor Considerations

The Securities are not appropriate for all investors. The Securities may be an appropriate investment for investors who:

¡believe that the Fund Closing Price of the Lowest Performing Underlying will be greater than or equal to its Starting Value on one of the Call Dates;

¡seek the potential for a fixed return if the Lowest Performing Underlying has appreciated at all as of any of the Call Dates in lieu of full participation in any potential appreciation of any or all of the Underlyings;

¡are willing to accept the risk that, if the Fund Closing Price of the Lowest Performing Underlying is less than its Starting Value on each Call Date, they will not receive any positive return on their investment in the Securities;

¡are willing to accept the risk that, if the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, they will be fully exposed to the decline in the Lowest Performing Underlying from its Starting Value and will lose more than 30%, and possibly all, of the principal amount of their Securities at maturity;

¡understand that the term of the Securities may be as short as approximately one year and that they will not receive a higher Call Premium payable with respect to a later Call Date if the Securities are called on an earlier Call Date;

¡understand that the return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Call Date and that they will not benefit in any way from the performance of the better performing Underlyings;

¡understand that the Securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of each Underlying;

¡understand and are willing to accept the full downside risks of each Underlying;

¡are willing to forgo interest payments on the Securities and dividends on shares of the Underlyings or the securities held by or included in the Underlyings, as applicable; and

¡are willing to hold the Securities until maturity.

The Securities may not be an appropriate investment for investors who:

¡seek a liquid investment or are unable or unwilling to hold the Securities to maturity;

¡require full payment of the principal amount of the Securities at maturity;

¡  believe that the Fund Closing Price of the Lowest Performing Underlying will be less than its Starting Value on each Call Date;

¡  seek a security with a fixed term;

¡are unwilling to accept the risk that, if the Fund Closing Price of the Lowest Performing Underlying is less than its Starting Value on each Call Date, they will not receive any positive return on their investment in the Securities;

¡are unwilling to accept the risk that the Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day may decline by more than 30% from its Starting Value to its Ending Value;

¡are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the public offering price and that may be as low as the lower estimated value set forth on the cover page;

¡  seek current income;

¡  are unwilling to accept the risk of exposure to the Underlyings;

¡seek exposure to a basket composed of each Underlying or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;

¡seek exposure to the upside performance of any or each Underlying beyond the applicable Call Premiums;

¡are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlyings generally, or to obtain exposure to the Underlyings that the Securities provide specifically; or

¡prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully “Selected Risk Considerations” herein and “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the Securities. For more information about the Underlyings, please see the sections titled “The State Street® Energy Select Sector SPDR® ETF,” “The State Street® Utilities Select Sector SPDR® ETF” and “The VanEck® Semiconductor ETF” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Selected Risk Considerations

The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-6 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.

Structure-related Risks

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, at maturity, you will lose 1% of the principal amount for each 1% that the Ending Value of the Lowest Performing Underlying is less than its Starting Value. In that case, you will lose a significant portion or all of your investment in the Securities.

Any positive investment return on the Securities is limited. You will not participate in any increase in the values of the Underlyings. Any positive investment return is limited to the applicable Call Premium, if any, regardless of the extent to which the Fund Closing Price of any Underlying on any Call Date exceeds its Starting Value. In contrast, a direct investment in one or more of the Underlyings or in the securities held by or included in the Underlyings, as applicable, would allow you to receive the benefit of any appreciation in their prices. Thus, any return on the Securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them. The return on the Securities may be less than a comparable investment directly in the Funds or in the securities included in or held by the Underlyings, as applicable. There is no guarantee that the Securities will be called for more than the principal amount, and it is possible you will not receive any positive return on the Securities.

The Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Securities, regardless of the extent to which the Fund Closing Price of any Underlying exceeds its Starting Value or Threshold Value on any Call Date.

The amount payable upon an automatic call or the Maturity Payment Amount, as applicable, will not reflect the values of the Underlyings other than on the Call Dates. The values of the Underlyings during the term of the Securities other than on the Call Dates will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlyings while holding the Securities, as the performance of the Underlyings may influence the market value of the Securities. The calculation agent will determine whether the Securities will be automatically called, and will calculate the amount payable upon an automatic call or the Maturity Payment Amount, as applicable, by comparing only the Starting Value or Threshold Value, as applicable, to the Fund Closing Price of the Lowest Performing Underlying on the applicable Call Date. No other values of the Underlyings will be taken into account. As a result, if the Securities are not automatically called, and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, you will receive less than the principal amount at maturity even if the value of each Underlying was always above its Threshold Value prior to the Final Calculation Day.

The Securities are subject to a potential automatic call, which would limit your ability to receive further payment on the Securities. The Securities are subject to a potential automatic call. The Securities will be automatically called if, on any Call Date, the Fund Closing Price of the Lowest Performing Underlying is greater than or equal to its Starting Value. If the Securities are automatically called, you will be entitled to receive the principal amount and the applicable Call Premium with respect to the applicable Call Date, and no further amounts will be payable with respect to the Securities. In this case, you will lose the opportunity to receive payment of any higher Call Premium that otherwise would be payable after the date of the automatic call. If the Securities are called, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.

Because the Securities are linked to the lowest performing (and not the average performance) of the Underlyings, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the Fund Closing Price of one Underlying is always greater than or equal to its Starting Value or Threshold Value. Your Securities are linked to the lowest performing of the Underlyings, and a change in the price of one Underlying may not correlate with changes in the price of the other Underlying(s).  The Securities are not linked to a basket composed of the Underlyings, where the depreciation in the price of one Underlying could be offset to some extent by the appreciation in the price of the other Underlying(s).  In the case of the Securities, the individual performance of each Underlying would not be combined, and the depreciation in the price of one Underlying would not be offset by any appreciation in the price of the other Underlying(s).  Even if the Fund Closing Price of an Underlying is at or above its Starting Value on a Call Date, the Securities will not be automatically called, and you will not receive the Call Premium with respect to that Call Date, if the Fund Closing Price of another Underlying is below its Starting Value on that day. In addition, even if the Ending Value of an Underlying is at or above its Threshold Value, you will lose a significant portion or all of your principal if the Ending Value of the Lowest Performing Underlying is below its Threshold Value.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

A Call Settlement Date and the Maturity Date may be postponed if a Call Date is postponed. A Call Date (including the Final Calculation Day) with respect to an Underlying will be postponed if the applicable originally scheduled Call Date is not a trading day with respect to any Underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying on that Call Date. If such a postponement occurs with respect to an Call Date other than the Final Calculation Day, then the related Call Settlement Date will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Maturity Date will be the later of (i) the initial Maturity Date and (ii) three business days after the last Final Calculation Day as postponed.

Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the Securities. The Securities are our unsecured senior debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment on an automatic call or the Maturity Payment Amount at maturity will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the applicable payment date, regardless of the Fund Closing Price of the Lowest Performing Underlying as compared to its Starting Value or Threshold Value, as applicable. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the Pricing Date of the Securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Securities.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations.  Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities.  However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the prices of the Underlyings, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.

We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and payment of our obligations under our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.

Valuation- and Market-related Risks

The public offering price you pay for the Securities will exceed their initial estimated value. The range of initial estimated values of the Securities that is provided on the cover page of this preliminary pricing supplement, and the initial estimated value as of the Pricing Date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the Underlyings, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlyings, our and BAC’s creditworthiness and changes in market conditions.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.

The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: prices of the Underlyings at such time; volatility of the Underlyings; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.

Conflict-related Risks

Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may adversely affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell shares of the Underlyings or the securities held by or included in any of the Underlyings, as applicable, or futures or options contracts on the Underlyings or those securities, or other listed or over-the-counter derivative instruments linked to the Underlyings or those securities. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Underlyings or the securities held by or included in the Underlyings, as applicable, except to the extent that BAC’s or Wells Fargo & Company’s (the parent company of WFS) common stock may be included in the Underlyings, as applicable, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any company included in the Underlyings, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our  or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the Underlyings in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may adversely affect the prices of the Underlyings. Consequently, the prices of the Underlyings may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.

We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also expect to engage in hedging activities that could adversely affect the prices of the Underlyings on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may adversely affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities, the Underlyings or the securities represented by the Underlyings and may hold or resell the Securities, the Underlyings or the securities represented by the Underlyings.  For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the Underlyings, the market value of your Securities prior to maturity or the amounts payable, if any, on the Securities.

If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying-related Risks

Any payments on the Securities and whether the Securities are automatically called will depend upon the performance of the Underlyings, and therefore the Securities are subject to the following risks, each as discussed in more detail in the accompanying product supplement.

●Changes that affect an Underlying or its respective fund underlying index may adversely affect the value of the Securities and any payments on the Securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

●We cannot control actions by any of the unaffiliated companies whose securities are included in an Underlying or its respective fund underlying index.

●We and our affiliates have no affiliation with any fund sponsor or fund underlying index sponsor and have not independently verified its public disclosure of information.

●Risks associated with an applicable fund underlying index will affect the value of that Underlying and hence the value of the Securities.

Adverse conditions in the energy sector may reduce your return on the Securities. All of the stocks held by the XLE are issued by companies whose primary lines of business are directly associated with the energy sector. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. As a result of these factors, the value of the securities may be subject to greater volatility and be more adversely affected by economic, political, or regulatory events relating to the energy sector.

The stocks of companies in the energy sector are subject to swift price fluctuations. The issuers of the stocks held by the XLE develop and produce, among other things, crude oil and natural gas, and provide, among other things, drilling services and other services related to energy resources production and distribution. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Correspondingly, the stocks of companies in the energy sector are subject to swift price fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the value of the stocks held by the XLE and, therefore, the price of the XLE and the value of the Securities.

The stocks held by the XLE are concentrated in one sector. The XLE holds securities issued by companies in the energy sector. As a result, some of the stocks that will determine the performance of the Securities are concentrated in one sector. Although an investment in the Securities will not give holders any ownership or other direct interests in the securities held by the XLE, the return on an investment in the Securities will be subject to certain risks associated with a direct equity investment in companies in this sector. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

Adverse conditions in the utilities sector may reduce your return on the Securities. All or substantially all of the equity securities held by the XLU are issued by companies whose primary line of business is directly associated with the utilities sector. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities. Due to the capital intensive nature of utilities, many of these companies tend to be more greatly impacted by interest rates due to their relatively high debt ratios. Additionally, certain utility companies have experienced full or partial deregulation in recent years, and are therefore subject to greater competition. These factors could affect the utilities sector and could affect the value of the equity securities held by the XLU and the price of the XLU during the term of the Securities, which may adversely affect the value of your Securities.

The stocks held by the XLU are concentrated in one sector. The XLU holds securities issued by companies in the utilities sector. As a result, some of the stocks that will determine the performance of the Securities are concentrated in one sector. Although an investment in the Securities will not give holders any ownership or other direct interests in the securities held by the XLU, the return on an investment in the Securities will be subject to certain risks associated with a direct equity investment in companies in this sector. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

Adverse conditions in the semiconductor production and equipment sector may reduce your return on the Securities. All or substantially all of the stocks held by the SMH are issued by companies whose primary line of business is directly associated with the semiconductor production and equipment sector. The SMH is subject to the risk that companies that are in the semiconductor production and equipment sector may be similarly affected by particular economic or market events. As product cycles shorten and manufacturing capacity increases, these companies may become increasingly subject to aggressive pricing, which hampers profitability. Semiconductor companies are vulnerable to wide fluctuations in securities prices due to rapid product obsolescence. Many semiconductor companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition. Reduced demand for end-user products, underutilization of manufacturing capacity, and other factors could adversely impact the operating results of companies in the semiconductor production and equipment sector. Semiconductor companies typically face high capital costs and such companies may need additional financing, which may be difficult to obtain. They also may be subject to risks relating to research and development costs and the availability and price of components. Moreover, they may be heavily dependent on intellectual property rights and may be adversely affected by loss or impairment of those rights. Some of the companies

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

involved in the semiconductor production and equipment sector are also engaged in other lines of business unrelated to the semiconductor business, and they may experience problems with these lines of business, which could adversely affect their operating results. The international operations of many semiconductor companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations, tariffs and trade disputes, competition from subsidized foreign competitors with lower production costs and other risks inherent to international business. The semiconductor production and equipment sector is highly cyclical, which may cause the operating results of many semiconductor companies to vary significantly. Companies in the semiconductor production and equipment sector also may be subject to competition from new market entrants. The stock prices of companies in the semiconductor production and equipment sector have been and will likely continue to be extremely volatile compared to the overall market. These factors could affect the semiconductor production and equipment sector and could affect the value of the equity securities held by the SMH and the price of the SMH during the term of the Securities, which may adversely affect the value of your Securities.

The stocks held by the SMH are concentrated in one sector. The SMH holds securities issued by companies in the semiconductor production and equipment sector. As a result, some of the stocks that will determine the performance of the Securities are concentrated in one sector. Although an investment in the Securities will not give holders any ownership or other direct interests in the securities held by the SMH, the return on an investment in the Securities will be subject to certain risks associated with a direct equity investment in companies in this sector. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

The performance of an Underlying may not correlate with the performance of its underlying index as well as the net asset value per share or unit of the Underlying, especially during periods of market volatility. The performance of an Underlying and that of its underlying index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of an Underlying may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its underlying index. This could be due to, for example, the Underlying not holding all or substantially all of the underlying assets included in its underlying index and/or holding assets that are not included in its underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Underlying, differences in trading hours between the Underlying (or the underlying assets held by the Underlying) and its underlying index, or other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares or units of each Underlying are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share or unit of an Underlying may differ from its net asset value per share or unit; shares or units of the Underlying may trade at, above, or below its net asset value per share or unit. During periods of market volatility, securities held by an Underlying may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share or unit of the Underlying and the liquidity of the Underlying may be adversely affected. Market volatility may also disrupt the ability of market participants to trade shares or units of the Underlying. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares or units of the Underlying. As a result, under these circumstances, the market value of shares or units of the Underlying may vary substantially from the net asset value per share or unit of the Underlying.

The anti-dilution adjustments will be limited. The calculation agent may adjust the Price Multiplier of an Underlying and other terms of the Securities to reflect certain actions by an Underlying, as described in the section “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to ETFs” in the accompanying product supplement. The calculation agent will not be required to make an adjustment for every event that may affect an Underlying and will have broad discretion to determine whether and to what extent an adjustment is required.

The publisher or the sponsor or investment advisor of an Underlying may adjust that Underlying in a way that affects its prices, and the publisher or the sponsor or investment advisor has no obligation to consider your interests. The publisher or the sponsor or investment advisor of an Underlying can add, delete, or substitute the components included in that Underlying or make other methodological changes that could change its price. Any of these actions could adversely affect the value of your Securities.

Tax-related Risks

The U.S. federal income and estate tax consequences of the Securities are uncertain, and may be adverse to a holder of the Securities.  See “U.S. Federal Income Tax Summary” below and “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Hypothetical Examples and Returns

The payout profile, hypothetical returns table and examples below illustrate hypothetical payments upon an automatic call or at maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Value or Threshold Value of any Underlying. The hypothetical Starting Value of $100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value of any Underlying. The actual Starting Value and Threshold Value for each Underlying will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Fund Closing Prices of the Underlyings, see the historical information set forth herein. The payout profile, returns table and examples below assume that an investor purchases the Securities for $1,000 per Security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the Securities.

Hypothetical Call Premiums:

26.00% for the first Call Date, 32.50% for the second Call Date, 39.00% for the third Call Date, 45.50% for the fourth Call Date, 52.00% for the fifth Call Date, 58.50% for the sixth Call Date, 65.00% for the seventh Call Date, 71.50% for the eighth Call Date, 78.00% for the ninth Call Date, 84.50% for the tenth Call Date, 91.00% for the eleventh Call Date, 97.50% for the twelfth Call Date and 104.00% for the thirteenth Call Date (assuming that a Call Premium is equal to the lowest possible Call Premium that will be determined on the Pricing Date)

Hypothetical Starting Value:	For each Underlying, $100.00
Hypothetical Threshold Value:	For each Underlying, $70.00 (70% of its hypothetical Starting Value)

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Hypothetical Payout Profile*

Hypothetical Payment at Maturity
Index
First Call Date
Fifth Call Date
Ninth Call Date
Final Call Date
Final Call Date (Call Premium: 104.00%)
Ninth Call Date (Call Premium: 78.00%)
Fifth Call Date (Call Premium: 52.00%)
First Call Date (Call Premium: 26.00%)
30% Contingent Downside Protection
Security Return
100%
50%
0%
-50%
-100%
-100%
-80%
-60%
-40%
-30%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in the Closing Level of the Least Performing Underlying from Pricing Date to Applicable Call Date

*Not all call dates reflected; reflects only the first, fifth, ninth and final call dates for illustrative purposes only

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Hypothetical Returns

If the Securities are automatically called:

Hypothetical Call Date on which Securities are automatically called	Hypothetical payment per Security on related Call Settlement Date	Hypothetical pre-tax total rate of return
1st Call Date	$1,260.00	26.00%
2nd Call Date	$1,325.00	32.50%
3rd Call Date	$1,390.00	39.00%
4th Call Date	$1,455.00	45.50%
5th Call Date	$1,520.00	52.00%
6th Call Date	$1,585.00	58.50%
7th Call Date	$1,650.00	65.00%
8th Call Date	$1,715.00	71.50%
9th Call Date	$1,780.00	78.00%
10th Call Date	$1,845.00	84.50%
11th Call Date	$1,910.00	91.00%
12th Call Date	$1,975.00	97.50%
13th Call Date	$2,040.00	104.00%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

If the Securities are not automatically called:

Hypothetical Performance Factor of the Lowest Performing Underlying on the Final Calculation Day(1)	Hypothetical Maturity Payment Amount per Security	Hypothetical pre-tax total rate of return
99.00%	$1,000.00	0.00%
90.00%	$1,000.00	0.00%
80.00%	$1,000.00	0.00%
70.00%	$1,000.00	0.00%
69.00%	$690.00	-31.00%
50.00%	$500.00	-50.00%
25.00%	$250.00	-75.00%
0.00%	$0.00	-100.00%

(1)The Performance Factor of the Lowest Performing Underlying on the Final Calculation Day is equal to its Ending Value divided by its Starting Value (expressed as a percentage).

Hypothetical Examples Of Payment Upon An Automatic Call Or At Maturity

Example 1. The Fund Closing Price of the Lowest Performing Underlying on the first Call Date is greater than its Starting Value, and the Securities are automatically called on the first Call Date:

State Street® Energy Select Sector SPDR® ETF		State Street® Utilities Select Sector SPDR® ETF	VanEck® Semiconductor ETF
Hypothetical Starting Value:	$100.00	$100.00	$100.00
Hypothetical Fund Closing Price on first Call Date:	$140.00	$135.00	$130.00
Performance Factor on first Call Date (Fund Closing Price on first Call Date divided by Starting Value):	140.00%	135.00%	130.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the first Call Date.

In this example, the VanEck® Semiconductor ETF has the lowest Performance Factor on the first Call Date and is, therefore, the Lowest Performing Underlying on the first Call Date.

Step 2: Determine the payment upon automatic call.

Because the hypothetical Fund Closing Price of the Lowest Performing Underlying on the first Call Date is greater than its hypothetical Starting Value, the Securities are automatically called on the first Call Date and you will receive on the related Call Settlement Date the principal amount of your Securities plus a Call Premium of 26.00% of the principal amount. Even though the Lowest Performing Underlying on the first Call Date appreciated by 30.00% from its Starting Value to its Fund Closing Price on the first Call Date in this example, your return is limited to the Call Premium of 26.00% that is applicable to such Call Date.

On the Call Settlement Date, you would receive $1,260.00 per Security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Example 2. The Securities are not automatically called prior to the last Call Date (the Final Calculation Day). The Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day is greater than its Starting Value, and the Securities are automatically called on the Final Calculation Day:

	State Street® Energy Select Sector SPDR® ETF	State Street® Utilities Select Sector SPDR® ETF	VanEck® Semiconductor ETF
Hypothetical Starting Value:	$100.00	$100.00	$100.00
Hypothetical Fund Closing Prices on Call Dates prior to the Final Calculation Day:	Various (all below Starting Value)	Various (all above Starting Value)	Various (all below Starting Value)
Hypothetical Fund Closing Price on Final Calculation Day (i.e., the Ending Value):	$110.00	$107.00	$101.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	110.00%	107.00%	101.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the VanEck® Semiconductor ETF has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the payment upon automatic call.

Because the hypothetical Fund Closing Price of the Lowest Performing Underlying on each Call Date prior to the last Call Date (which is the Final Calculation Day) is less than its hypothetical Starting Value, the Securities are not called prior to the Final Calculation Day. Because the hypothetical Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day is greater than its hypothetical Starting Value, the Securities are automatically called on the Final Calculation Day and you will receive on the related Call Settlement Date (which is the Maturity Date) the principal amount of your Securities plus a Call Premium of 104.00% of the principal amount.

On the Call Settlement Date (which is the Maturity Date), you would receive $2,040.00 per Security.

Example 3. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Starting Value but greater than its Threshold Value and the Maturity Payment Amount is equal to the principal amount:

	State Street® Energy Select Sector SPDR® ETF	State Street® Utilities Select Sector SPDR® ETF	VanEck® Semiconductor ETF
Hypothetical Starting Value:	$100.00	$100.00	$100.00
Hypothetical Fund Closing Prices on Call Dates prior to the Final Calculation Day:	Various (all below Starting Value)	Various (all below Starting Value)	Various (all above Starting Value)
Hypothetical Ending Value:	$115.00	$110.00	$80.00
Hypothetical Threshold Value:	$70.00	$70.00	$70.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	115.00%	110.00%	80.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the VanEck® Semiconductor ETF has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Because the hypothetical Fund Closing Price of the Lowest Performing Underlying on each Call Date (including the Final Calculation Day) is less than its hypothetical Starting Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its hypothetical Starting Value, but greater than its hypothetical Threshold Value, you would receive the principal amount of your Securities at maturity.

On the Maturity Date, you would receive $1,000.00 per Security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Example 4. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value and the Maturity Payment Amount is less than the principal amount:

	State Street® Energy Select Sector SPDR® ETF	State Street® Utilities Select Sector SPDR® ETF	VanEck® Semiconductor ETF
Hypothetical Starting Value:	$100.00	$100.00	$100.00
Hypothetical Fund Closing Prices on Call Dates prior to the Final Calculation Day:	Various (all below Starting Value)	Various (all above Starting Value)	Various (all above Starting Value)
Hypothetical Ending Value:	$50.00	$110.00	$120.00
Hypothetical Threshold Value:	$70.00	$70.00	$70.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	50.00%	110.00%	120.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the State Street® Energy Select Sector SPDR® ETF has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Because the hypothetical Fund Closing Price of the Lowest Performing Underlying on each Call Date (including the Final Calculation Day) is less than its hypothetical Starting Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its hypothetical Threshold Value, you would lose a portion of the principal amount of your Securities and receive the Maturity Payment Amount equal to:

= $1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

= $1,000 × 50.00% = $500.00

On the Maturity Date, you would receive $500.00 per Security, resulting in a loss of 50.00%. As this example illustrates, if any Underlying depreciates below its Threshold Value on the Final Calculation Day, you will incur a loss on the Securities at maturity, even if the other Underlyings have appreciated or have not declined below their respective Threshold Values.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

All disclosures contained in this pricing supplement regarding the Underlyings, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, each of SSGA Funds Management, Inc. (“SSGA”), the investment advisor to each of the XLE and the XLU, and Van Eck Associates Corporation, the investment advisor to the SMH. We refer to SSGA and Van Eck Associates Corporation as the “Investment Advisors”. The Investment Advisors which license the copyright and all other rights to the respective Underlyings, have no obligation to continue to publish, and may discontinue publication of, an Underlying. The consequences of any Investment Advisor discontinuing publication of any Underlying are discussed in “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. None of us, the Guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of any Underlying or any successor fund. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlyings. You should make your own investigation into the Underlyings.

The State Street® Energy Select Sector SPDR® ETF

The shares of the XLE are issued by Select Sector SPDR® Trust, a registered investment company. The XLE seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index, its underlying index. The Energy Select Sector Index measures the performance of the energy sector of the U.S. equity market. The XLE is composed of equity securities of companies in the oil, gas and consumable fuel, energy equipment and services industries. The State Street® Energy Select Sector SPDR® ETF trades on the NYSE Arca under the ticker symbol “XLE.”

Investment Approach

The XLE utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the Energy Select Sector Index. The XLE will invest in substantially all of the securities which comprise the Energy Select Sector Index. The XLE will normally invest at least 95% of its total assets in common stocks that comprise the Energy Select Sector Index.

Investment Objective and Strategy

The XLE seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. The investment manager of the XLE uses a replication strategy to try to achieve the XLE’s investment objective, which means that the XLE generally invests in substantially all of the securities represented in the Energy Select Sector Index in approximately the same proportions as the Energy Select Sector Index. Under normal market conditions, the XLE generally invests at least 95% of its total assets in the securities comprising the Energy Select Sector Index. In certain situations or market conditions, the XLE may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the XLE’s investment objective and is in the best interest of the XLE. For example, if the XLE is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the Energy Select Sector Index that it tracks. Consequently, under such circumstances, the XLE may invest in a different mix of investments than it would under normal circumstances. The XLE will provide shareholders with at least 60 days notice prior to any material change in its investment policies. The XLE is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities. This differs from an actively managed underlying, which typically seeks to outperform a Benchmark Index.

Notwithstanding the XLE’s investment objective, the return on your Securities will not reflect any dividends paid on shares of the XLE, on the securities purchased by the XLE or on the securities that comprise the Energy Select Sector Index.

The Select Sector Indices

The underlying index of the XLE is part of the Select Sector Indices. The Select Sector Indices are sub-indices of the S&P 500® Index (“SPX”). Each stock in the SPX is allocated to at least one Select Sector Index, and the combined companies of the eleven Select Sector Indices represent all of the companies in the SPX. The industry indices are sub-categories within each Select Sector Index and represent a specific industry segment of the overall Select Sector Index. The eleven Select Sector Indices seek to represent the eleven SPX sectors. The index compilation agent for these indices (the “Index Compilation Agent”) determines the composition of the Select Sector Indices based on S&P’s sector classification methodology. Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result,

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the SPX.

•The eleven Select Sector Indices together will include all of the companies represented in the SPX and each of the stocks in the SPX will be allocated to at least one of the Select Sector Indices.

•The Index Compilation Agent assigns each constituent stock of the SPX to a Select Sector Index. The Index Compilation Agent assigns a company’s stock to a particular Select Sector Index based on S&P Dow Jones Indices’s sector classification methodology as set forth in its Global Industry Classification Standard.

•Each Select Sector Index is calculated by S&P Dow Jones Indices using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of that Select Sector Index.

For reweighting purposes, each Select Sector Index is rebalanced quarterly after the close of business on the second to last calculation day of March, June, September and December using the following procedures: (1) The rebalancing reference date is two business days prior to the last calculation day of each quarter; and (2) With prices reflected on the rebalancing reference date, and membership, shares outstanding, additional weight factor (capping factor) and investable weight factors (as described in the section “Computation of the S&P 500 Index®” below) as of the rebalancing effective date, each company is weighted using the modified market capitalization methodology. Modifications are made as defined below.

(i)The indices are first evaluated to ensure none of the indices breach the maximum allowable limits defined in rules (ii) and (v) below. If any of the allowable limits are breached, the component stocks are reweighted based on their float-adjusted market capitalization weights.

(ii)If any component stock has a weight greater than 24%, that component stock has its float-adjusted market capitalization weight capped at 23%. The 23% weight cap creates a 2% buffer to ensure that no component stock exceeds 25% as of the quarter-end diversification requirement date.

(iii)All excess weight is equally redistributed to all uncapped component stocks within the relevant Select Sector Index.

(iv)After this redistribution, if the float-adjusted market capitalization weight of any other component stock(s) then breaches 23%, the process is repeated iteratively until no component stock breaches the 23% weight cap.

(v)The sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

(vi)If the rule in step (v) is breached, all the component stocks are ranked in descending order of their float-adjusted market capitalization weights and the first component stock that causes the 50% limit to be breached has its weight reduced to 4.6%.

(vii)This excess weight is equally redistributed to all component stocks with weights below 4.6%. This process is repeated iteratively until step (v) is satisfied.

(viii)Index share amounts are assigned to each component stock to arrive at the weights calculated above. Since index shares are assigned based on prices one business day prior to rebalancing, the actual weight of each component stock at the rebalancing differs somewhat from these weights due to market movements.

(ix)If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure conformity with all diversification requirements.

Each Select Sector Index is calculated using the same methodology utilized by S&P Dow Jones Indices in calculating the SPX, using a base-weighted aggregate methodology. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business, and should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies S&P Dow Jones Indices that a Component Stock’s Select Sector Index assignment should be changed, S&P Dow Jones Indices will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the SPX will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P Dow Jones Indices for additions and deletions from the SPX insofar as practicable.

The S&P 500® Index

The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the SPX, may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.

SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the Securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.

Computation of the SPX

While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the Securities.

Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.

Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Canadian exchangeable shares, are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.

The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.

To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.

If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Historical Performance of the XLE

The following graph sets forth the daily historical performance of the XLE in the period from January 2, 2021 through March 23, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the XLE’s hypothetical Threshold Price of $41.741, which is 70% of the XLE’s hypothetical Starting Value of $59.63, which was its closing level on March 23, 2026. The actual Starting Value and Threshold Value will be determined on the Pricing Date.

This historical data on the XLE is not necessarily indicative of the future performance of the XLE or what the value of the Securities may be. Any historical upward or downward trend in the price of the XLE during any period set forth above is not an indication that the price of the XLE is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the prices and trading pattern of the XLE.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

The State Street® Utilities Select Sector SPDR® ETF

The shares of the XLU are issued by Select Sector SPDR® Trust, a registered investment company. The XLU seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. The XLU measures the performance of the utilities sector of the U.S. equity market. The XLU is composed of equity securities of companies in the electric utilities, water utilities, multi-utilities, independent power producers and energy traders, and gas utilities industries. The State Street® Utilities Select Sector SPDR® ETF trades on the NYSE Arca under the ticker symbol “XLU.”

The shares of the XLU are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, information filed with the SEC relating to the XLU, including its periodic financial reports, may be found on the SEC website.

Investment Approach

The XLU utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the Utilities Select Sector Index. The XLU will invest in substantially all of the securities which comprise the Utilities Select Sector Index. The XLU will normally invest at least 95% of its total assets in common stocks that comprise the Utilities Select Sector Index.

Investment Objective and Strategy

The XLU seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. The investment manager of the XLU uses a replication strategy to try to achieve the XLU’s investment objective, which means that the XLU generally invests in substantially all of the securities represented in the Utilities Select Sector Index in approximately the same proportions as the Utilities Select Sector Index. Under normal market conditions, the XLU generally invests at least 95% of its total assets in the securities comprising the Utilities Select Sector Index. In certain situations or market conditions, the XLU may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the XLU’s investment objective and is in the best interest of the XLU. For example, if the XLU is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the Utilities Select Sector Index that it tracks. Consequently, under such circumstances, the XLU may invest in a different mix of investments than it would under normal circumstances. The XLU will provide shareholders with at least 60 days notice prior to any material change in its investment policies. The XLU is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities. This differs from an actively managed underlying, which typically seeks to outperform a benchmark index.

Notwithstanding the XLU’s investment objective, the return on your Securities will not reflect any dividends paid on shares of the XLU, on the securities purchased by the XLU or on the securities that comprise the Utilities Select Sector Index.

The Select Sector Indices

The underlying index of the XLU is part of the Select Sector Indices. The Select Sector Indices are sub-indices of the S&P 500® Index (“SPX”). Each stock in the SPX is allocated to at least one Select Sector Index, and the combined companies of the eleven Select Sector Indices represent all of the companies in the SPX. The industry indices are sub-categories within each Select Sector Index and represent a specific industry segment of the overall Select Sector Index. The eleven Select Sector Indices seek to represent the eleven SPX sectors. The index compilation agent for these indices (the “Index Compilation Agent”) determines the composition of the Select Sector Indices based on S&P’s sector classification methodology. (Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the SPX.

•The eleven Select Sector Indices together will include all of the companies represented in the SPX and each of the stocks in the SPX will be allocated to at least one of the Select Sector Indices.

•The Index Compilation Agent assigns each constituent stock of the SPX to a Select Sector Index. The Index Compilation

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Agent assigns a company’s stock to a particular Select Sector Index based on S&P Dow Jones Indices’s sector classification methodology as set forth in its Global Industry Classification Standard.

•Each Select Sector Index is calculated by S&P Dow Jones Indices using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of that Select Sector Index.

For reweighting purposes, each Select Sector Index is rebalanced quarterly after the close of business on the second to last calculation day of March, June, September and December using the following procedures: (1) The rebalancing reference date is two business days prior to the last calculation day of each quarter; and (2) With prices reflected on the rebalancing reference date, and membership, shares outstanding, additional weight factor (capping factor) and investable weight factors (as described in the section “Computation of the S&P 500 Index®” below) as of the rebalancing effective date, each company is weighted using the modified market capitalization methodology. Modifications are made as defined below.

(i)The indices are first evaluated to ensure none of the indices breach the maximum allowable limits defined in rules (ii) and (v) below. If any of the allowable limits are breached, the component stocks are reweighted based on their float-adjusted market capitalization weights.

(ii)If any component stock has a weight greater than 24%, that component stock has its float-adjusted market capitalization weight capped at 23%. The 23% weight cap creates a 2% buffer to ensure that no component stock exceeds 25% as of the quarter-end diversification requirement date.

(iii)All excess weight is equally redistributed to all uncapped component stocks within the relevant Select Sector Index.

(iv)After this redistribution, if the float-adjusted market capitalization weight of any other component stock(s) then breaches 23%, the process is repeated iteratively until no component stock breaches the 23% weight cap.

(v)The sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

(vi)If the rule in step (v) is breached, all the component stocks are ranked in descending order of their float-adjusted market capitalization weights and the first component stock that causes the 50% limit to be breached has its weight reduced to 4.6%.

(vii)This excess weight is equally redistributed to all component stocks with weights below 4.6%. This process is repeated iteratively until step (v) is satisfied.

(viii)Index share amounts are assigned to each component stock to arrive at the weights calculated above. Since index shares are assigned based on prices one business day prior to rebalancing, the actual weight of each component stock at the rebalancing differs somewhat from these weights due to market movements.

(ix)If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure conformity with all diversification requirements.

Each Select Sector Index is calculated using the same methodology utilized by S&P Dow Jones Indices in calculating the SPX, using a base-weighted aggregate methodology. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business, and should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies S&P Dow Jones Indices that a Component Stock’s Select Sector Index assignment should be changed, S&P Dow Jones Indices will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the SPX will be deleted from and added to the appropriate Select Sector Index

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

on the same schedule used by S&P Dow Jones Indices for additions and deletions from the SPX insofar as practicable.

The S&P 500® Index

The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the SPX, may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.

SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the Securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.

Computation of the SPX

While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the Securities.

Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.

Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares, are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.

The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.

To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.

If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Historical Performance of the XLU

The following graph sets forth the daily historical performance of the XLU in the period from January 2, 2021 through March 23, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the XLU’s hypothetical Threshold Price of $31.346, which is 70% of the XLU’s hypothetical Starting Value of $44.78, which was its closing level on March 23, 2026. The actual Starting Value and Threshold Value will be determined on the Pricing Date.

This historical data on the XLU is not necessarily indicative of the future performance of the XLU or what the value of the Securities may be. Any historical upward or downward trend in the price of the XLU during any period set forth above is not an indication that the price of the XLU is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the prices and trading pattern of the XLU.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

The VanEck® Semiconductor ETF

The VanEck® Semiconductor ETF is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “SMH.” The SMH seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Semiconductor 25 Index (“MVSMH”). For more information about the MVSMH, please see “The MVIS® US Listed Semiconductor 25 Index” below.

The SMH, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the MVSMH by investing in a portfolio of securities that generally replicates the MVSMH.

The SMH’s return may not match the return of the MVSMH for a number of reasons. For example, the SMH incurs a number of operating expenses not applicable to the MVSMH and incurs costs associated with buying and selling securities, especially when rebalancing the SMH’s securities holdings to reflect changes in the composition of the MVSMH, which are not factored into the return of the MVSMH. Transaction costs, including brokerage costs, will decrease the SMH’s net asset value to the extent not offset by the transaction fee payable by an authorized participant. Market disruptions and regulatory restrictions could have an adverse effect on the SMH’s ability to adjust its exposure to the required levels in order to track the MVSMH. Errors in the MVSMH data, the MVSMH computations and/or the construction of the MVSMH in accordance with its methodology may occur from time to time and may not be identified and corrected by the MVSMH provider for a period of time or at all, which may have an adverse impact on the SMH and its shareholders. In addition, the SMH may not invest in certain securities included in the MVSMH, or invest in them in the exact proportions in which they are represented in the MVSMH. The SMH’s performance may also deviate from the return of the MVSMH due to legal restrictions or limitations imposed by the governments of certain countries, certain listing standards of the SMH’s listing exchange, a lack of liquidity on stock exchanges in which the securities trade, potential adverse tax consequences or other regulatory reasons (such as diversification requirements). The SMH may value certain of its investments and/or other assets based on fair value prices. To the extent the SMH calculates its net asset value based on fair value prices and the value of the MVSMH is based on securities’ closing prices (i.e., the value of the MVSMH is not based on fair value prices), the SMH’s ability to track the MVSMH may be adversely affected. In addition, any issues the SMH encounters with regard to currency convertibility (including the cost of borrowing funds, if any) and repatriation may also increase tracking risk. In light of the factors discussed above, the SMH’s return may deviate significantly from the return of the MVSMH. Changes to the composition of the MVSMH in connection with a rebalancing or reconstitution of the MVSMH may cause the SMH to experience increased volatility, during which time the SMH’s index tracking risk may be heightened.

The MVIS® US Listed Semiconductor 25 Index

All information contained in this pricing supplement regarding the MVSMH, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MV Index Solutions GmbH (“MVIS”). The MVSMH was developed by MVIS and is maintained and published by MVIS. The MVSMH is calculated by Solactive AG. MVIS has no obligation to continue to publish, and may discontinue the publication of, the MVSMH.

The MVSMH is reported by Bloomberg L.P. under the ticker symbol “MVSMH.”

The MVSMH is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from semiconductors. This includes companies engaged primarily in the production of semiconductors and semiconductor equipment. The MVSMH was launched on August 12, 2011 with a base index value of 1,000 as of September 29, 2000.

Index Composition and Maintenance

The Index Universe

The index universe includes only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange.

Only stocks that have a full market capitalization exceeding US$50 million are eligible for the index universe.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Investable Index Universe

Companies with a free-float (or shares available to foreign investors) of less than 5% for existing index components or less than 10% for new components are ineligible for inclusion.

In addition to the above, stocks that are currently not in the MVSMH must meet the following size and liquidity requirements:

●a full market capitalization exceeding US$150 million;

●a three-month average-daily-trading volume of at least US$1 million at the current review and also at the previous two reviews; and

●at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the MVSMH the following applies:

●a full market capitalization exceeding US$75 million; and

●a three-month average-daily-trading volume of at least US$0.2 million in at least two of the latest three quarters (current review and also at previous two reviews)

●In addition, a three-month average-daily-trading volume of at least US$0.6 million at current review or at one of the previous two reviews; or

●at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below the minimum component number for the respective index, current components remain investable.

Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free-float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

In case the free-float market capitalization of a non-component share line:

●exceeds the free-float market capitalization of a share line of the same company which is an index component by at least 25%; and

●fulfills all size and liquidity eligibility criteria for non-components,

●the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Constituent Selection

The MVSMH is reviewed on a semi-annual basis in March and September.

The target coverage of the MVSMH is 25 companies from the investable universe. MVSMH constituents are selected using the following procedure:

1.The largest 50 stocks (by full market capitalization) from the investable universe qualify.

2.The 50 stocks are ranked in two different ways — by free-float market capitalization in descending order (the largest company receives rank “1”) and then by three-month average-daily-trading volume in descending order (the most liquid company receives rank “1”). These two ranks are added up.

3.The 50 stocks are then ranked by the sum of their two ranks in Step 2 in ascending order. If two companies have the same sum of ranks, the larger company is placed on top.

a.Initially, the highest ranked 25 companies made up the MVSMH.

b.On-going, a 10-40 buffer is applied: the highest ranked 10 companies qualify. The remaining 15 companies are selected from the highest ranked remaining current MVSMH components ranked between 11 and 40. If the number of selected companies is still below 25, then the highest ranked remaining stocks are selected until 25 companies have been selected.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Review Schedule

The reviews for the MVSMH are based on the closing data on the last business day in February and August. If a company does not trade on the last business day in February or August, the last available price for this company will be used.

The underlying index data (e.g., new number of shares, new free-float factors and new weighting cap factors) is announced on the second Friday in March or September. The weighting cap factors are based on closing data of the Wednesday prior to the second Friday in March or September. Changes to the MVSMH are implemented and based on the closing prices of the third Friday in March or September. If the third Friday is not a business day, then the review will take place on the last business day before the third Friday. If a constituent of the MVSMH does not trade on the third Friday in March or September, then the last available price for that index constituent will be used. Changes become effective on the next business day. The component changes to the MVSMH are announced on the second Friday in March or September.

Ongoing Maintenance

In addition to the periodic reviews, the MVSMH is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the MVSMH components.

Deletions. For all corporate events that result in a stock deletion from the MVSMH, the deleted stock will be replaced with the highest ranked non-component on the most recent selection list immediately only if the number of components in the MVSMH would drop below 20. The replacement stock will be added at the same weight as the deleted stock. Only in case the number of components drop below its minimum due to a merger of two or more index components, the replacement stock will be added with its free-float market capitalization, weighted with the capping factor of the uncapped components in the small-weight group of the weighting scheme. In all other cases (i.e., there is not replacement), the additional weight resulting from the deletion will be redistributed proportionally across all other components of the MVSMH.

Changes to Free-Float Factor and Number of Shares. Changes to the number of shares or the free-float factors due to corporate actions like stock dividends, splits, rights issues, etc. are implemented immediately and will be effective the next trading day (i.e., the ex-date). Simple share/float changes are implemented after a 3-day notice period.

Initial Public Offerings (IPOs) and Spin-Offs. An IPO stock is eligible for fast-track addition to the index universe for the MVSMH once; either at the next semi-annual review if it has been trading since at least the last trading day of the month prior to the review snapshot dates (i.e., the last trading day in February or August) or else at the then-following semi-annual review. In order to be added to the MVSMH the IPO stock has to meet the size and liquidity requirements:

●the IPO must have a full market capitalization exceeding US$150 million;

●the IPO must have a free-float factor of at least 10%;

●the IPO must have an average-daily-trading volume of at least US$1 million; and

●the IPO must have traded at least 250,000 shares per month (or per 22 days).

This rule is applicable for newly spun-off companies as well.

Changes due to Mergers & Takeovers. A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction. The result of a merger or takeover is typically one surviving stock and one or more non-surviving stocks that may not necessarily be de-listed from the respective trading system(s).

If a MVSMH component merges with or takes over another MVSMH component: The surviving stock remains in the MVSMH and the other stock is deleted immediately from the MVSMH. Its shares and float are adjusted according to the terms of the merger/takeover. The index market capitalization of the merged company corresponds to the market capitalization of the two separate companies.

If a MVSMH component merges with or takes over a non-MVSMH component: If the surviving stock meets the MVSMH requirements, then it remains in the MVSMH and its shares (if the share change is greater than 10%) and float are adjusted according to the terms of the merger/takeover. If the surviving stock does not meet the MVSMH requirements, then it is deleted immediately from the MVSMH.

If a non-MVSMH component merges with or takes over a MVSMH component: If the surviving stock meets the MVSMH requirements, then it will be added to the MVSMH (shares (if the share change is greater than 10%) and float adjusted according to the terms of the

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Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

merger/takeover) and will replace the current MVSMH component. If the surviving stock does not meet the MVSMH requirements, then it will not be added to the MVSMH and the current MVSMH component is deleted immediately from the MVSMH.

Changes due to Spin-Offs. Each spin-off stock is immediately added to the MVSMH for at least two trading days. If a spin-off company does not qualify for the MVSMH, it will be deleted based on its closing price. Shares and floats of the surviving companies are adjusted according to the terms of the spin-off. In case the number of MVSMH components drops below the minimum component number and no non-component stock is eligible as a replacement, the determination of the addition is subject to MVIS’s decision.

Index Calculation

The value of the MVSMH is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the MVSMH):

●pi = stock price (rounded to four decimal places);

●qi = number of shares;

●ffi = free-float factor (rounded to two decimal places);

●fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

●cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

●M = free-float market capitalization of the MVSMH; and

●D = divisor (rounded to six decimal places).

Free-Float

The MVSMH is free-float adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free-float factors are reviewed quarterly.

Company-Weighting Cap Factors

Companies in the MVSMH are weighted according to their free-float market capitalization, as modified by the company-weighting cap factors. The MVSMH used the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the MVSMH:

1.All MVSMH components are weighted by their free-float market capitalization.

2.All companies exceeding 4.5% but at least the largest five and at the maximum the largest 10 companies are grouped together (so called “Large-Weights”). All other companies are grouped together as well (so called “Small-Weights“).

3.The aggregated weighting of the Large-Weights is capped at 50%:

a.Large-Weights: If the aggregated weighting of all companies in Large-Weight exceeds 50%, then a capping factor is calculated to bring the weighting down to 50%; at the same time, a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 50%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights respectively.

b.Large-Weights: The maximum weight for any single stock is 20% and the minimum weighting is 5%. If a stock is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight will be re-distributed proportionally across all other remaining MVSMH constituents in the Large-Weights.

c.Small-Weights: The maximum weight for any single stock is 4.5%. If a stock is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight will be re-distributed proportionally across all other remaining MVSMH constituents in the Small-Weights.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Divisor Adjustments

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the MVSMH) should not change the level of the MVSMH. This is accomplished with an adjustment to the divisor. Any change to the stocks in the MVSMH that alters the total market value of the MVSMH while holding stock prices constant will require a divisor adjustment.

where ∆MC is the difference between closing market capitalization and adjusted closing market capitalization of the MVSMH.

Data Correction

Incorrect or missing input data will be corrected immediately.

Corporate Action Related Adjustments

Corporate actions range widely from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with notes about the necessary changes and whether the divisor will be adjusted. Implementation takes place on the ex-date.

Special cash dividend pi, adjusted = pi – (Dividend x (1 – Withholding Tax))	Divisor change: Yes
Split Shareholders receive “B” new shares for every “A” share held.	Divisor change: No
Rights offering Shareholders receive “B” new shares for every “A” share held. If the subscription-price is either not available or not smaller than the closing price, then no adjustment will be done.	Divisor change: No

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Stock dividend Shareholders receive “B” new shares for every “A” share held.	Divisor change: No
Stock dividend from treasury Stock dividends from treasury are adjusted as ordinary cash dividends. Shareholders receive ‘B’ new shares for every ‘A’ share held.	Divisor change: Yes
Stock dividend of a different company security Shareholders receive “B” shares of a different company for every “A” share held.	Divisor change: Yes
Spin-offs Shareholders receive “B” shares of a different company for every “A” share held.	Divisor change: Yes
Addition/deletion of a company Net change in market value determines the divisor adjustment.	Divisor change: Yes

Changes in shares outstanding/free-float

Any secondary issuance, share repurchase, buy back, tender offer, Dutch auction, exchange offer, bought deal equity offering or prospectus offering will be updated at the semi-annual review if the change is smaller than 10%. Changes larger than 10% will be pre-announced (3 trading days’ notice) and implemented on a best efforts basis. If necessary and information is available, resulting float changes are taken into consideration. Share changes will not be implemented in the week between review announcement and implementation.

Divisor change: Yes
Changes due to a merger/takeover/spin-off Net change in free-float market value determines the divisor adjustment. In case of no change, the divisor change is 0.	Divisor change: Yes

With corporate actions where cash dividends or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-dividend day (the first day when a new shareholder is eligible to receive the distribution). The effect of the divisor adjustment is to prevent this price drop from causing a corresponding drop in the MVSMH.

Corporate actions are announced at least four days prior to implementation.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Historical Performance of the SMH

The following graph sets forth the daily historical performance of the SMH in the period from January 2, 2021 through March 23, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the SMH’s hypothetical Threshold Price of

$273.952, which is 70% of the SMH’s hypothetical Starting Value of $391.36, which was its Fund Closing Price on March 23, 2026. The actual Starting Value and Threshold Value will be determined on the Pricing Date.

This historical data on the SMH is not necessarily indicative of the future performance of the SMH or what the value of the Securities may be. Any historical upward or downward trend in the price of the SMH during any period set forth above is not an indication that the price of the SMH is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the prices and trading pattern of the SMH.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlyings. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Maturity Payment Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlyings. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, typically results in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.

The initial estimated value range of the Securities is set forth on the cover page of this preliminary pricing supplement.  The final pricing supplement will set forth the initial estimated value of the Securities as of the Pricing Date.

In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Selected Risk Considerations” beginning on page PS-8 above and “Use of Proceeds” on page 15 of the accompanying prospectus.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Utilities Select Sector SPDR® ETF and the VanEck® Semiconductor ETF due April 5, 2030

U.S. Federal Income Tax Summary

You should consider the U.S. federal income and estate tax consequences of an investment in the Securities, including the following:

•There is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities.

•You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the Securities for all tax purposes as single financial contracts with respect to the Underlyings. In the opinion of Sidley Austin LLP, our tax counsel, the U.S. federal income tax characterization and treatment of the Securities described herein is a reasonable interpretation of current law.

•Under this characterization and tax treatment of the Securities, a U.S. Holder (as defined on page 76 of the accompanying prospectus) generally will recognize capital gain or loss upon maturity or upon a sale, exchange or redemption of the Securities. This capital gain or loss generally will be long-term capital gain or loss if you held the Securities for more than one year.

•No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.

•Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement), if any, will not apply to Securities that are issued as of the date of this pricing supplement unless such Securities are “delta-one” instruments. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities.

•In addition, there may exist a risk that an investment in the Securities will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income. Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Securities.

•Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement.